Duquesne Light Holdings, Inc. and Subsidiaries	Exhibit 99.1
Consolidating Statement of Income
Year Ended December 31, 2004

	Duquesne Light Company	DQE Energy Solutions, LLC	DQE Financial Corporation	DQE Systems, Inc.	DQE Enterprises Inc.	Aquasource, Inc.	Holdings	DQE Capital Corporation	Cherrington Insurance Ltd.	Duquesne Light Energy, LLC	Eliminations/ Consolidations	Adjustments	Duquesne Light Holdings, Inc. Consolidated
Operating Revenues:
Retail sales of electricity	$761,750,688	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$761,750,688
Other	27,513,982	68,431,989	32,799,795	8,135,962	—	—	—	—	—	309,209	(1,711,453)	—	135,479,484

Total Operating Revenues	789,264,670	68,431,989	32,799,795	8,135,962	—	—	—	—	—	309,209	(1,711,453)	—	897,230,172
Operating Expenses:
Purchased power	382,042,574	—	—	—	—	—	—	—	—	210,449	(210,449)	—	382,042,574
Other operating and maintenance	137,949,066	32,631,430	39,774,304	3,131,040	170,049	166,872	11,255,185	233,598	93,544	77,982	(919,794)	(166,875)	224,396,401
Acquisition termination cost	8,255,776	—	—	—	—	—	—	—	—	—	—	—	8,255,776
Depreciation and amortization	71,431,098	1,926,622	7,279,415	1,912,534	908	—	800,167	—	—	—	—	—	83,350,744
Taxes other than income taxes	47,916,584	(91,029)	330,094	203,709	150,903	446,626	3,846	5,910	—	5,156	(5,156)	(446,626)	48,520,017

Total Operating Expenses	647,595,098	34,467,023	47,383,813	5,247,283	321,860	613,498	12,059,198	239,508	93,544	293,587	(1,135,399)	(613,501)	746,565,512
Operating Income (Loss)	141,669,572	33,964,966	(14,584,018)	2,888,679	(321,860)	(613,498)	(12,059,198)	(239,508)	(93,544)	15,622	(576,054)	613,501	150,664,660

Other Income	16,572,430	1,412,844	16,367,358	97,151	197,364	2,366,249	2,350	12,106,032	51,043	237	(35,137,913)	(1,309,995)	12,725,150

Interest and Other Charges	52,827,814	82,483	142,495	562	2,225	—	24,191,209	12,880,505	—	—	(27,091,222)	—	63,036,071

Income (Loss) Before Income Taxes	105,414,188	35,295,327	1,640,845	2,985,268	(126,721)	1,752,751	(36,248,057)	(1,013,981)	(42,501)	15,859	(8,622,745)	(696,494)	100,353,739

Income Tax Expense (Benefit)	44,241,492	12,593,550	(24,783,292)	2,047,414	(2,080,767)	527,568	(10,728,855)	(420,736)	(14,875)	22,039	—	(935,408)	20,468,130

Benefit from Limited Partners’ Interest	—	—	—	—	—	—	—	—	—	—	7,377,453	—	7,377,453

Income (Loss) from Continuing Operations	61,172,696	22,701,777	26,424,137	937,854	1,954,046	1,225,183	(25,519,202)	(593,245)	(27,626)	(6,180)	(1,245,292)	238,914	87,263,062

Loss from Discontinued Operations	—	—	—	—	—	—	—	—	—	—	—	(238,914)	(238,914)

Earnings Available for Common	$61,172,696	$22,701,777	$26,424,137	$937,854	$1,954,046	$1,225,183	$(25,519,202)	$(593,245)	$(27,626)	$(6,180)	$(1,245,292)	$—	$87,024,148

Duquesne Light Holdings, Inc. and Subsidiaries
Consolidating Balance Sheet	Exhibit 99.1 (continued)
As of December 31, 2004

	Duquesne Light Company	DQE Energy Solutions, LLC	DQE Financial Corporation	DQE Systems, Inc.	DQE Enterprises, Inc.	Aquasource, Inc.	Holdings
Current Assets:
Cash and Temporary Cash Investments	$135,847,747	$17,403,094	$24,669,002	$6,666,004	$2,820,881	$8,170,971	$92,007
Total Receivables, net	350,857,351	5,717,552	10,669,566	660,464	248,031	—	5,755,676
Materials and Supplies (at avg. cost)	14,559,122	—	—	—	—	—	—
Other Current Assets	7,016,201	490,989	1,109,137	95,333	—	5,532	10,465,482

Total Current Assets	508,280,421	23,611,635	36,447,705	7,421,801	3,068,912	8,176,503	16,313,165
Long-Term Investments	25,554,181	8,441,691	529,569,117	—	—	—	967,701,561
Property, Plant & Equipment:
Electric Plant in Service	2,042,608,266	—	—	—	—	—	—
Construction Work in Progress	67,923,675	—	—	—	—	—	—
Property Held Under Capital Leases	10,095,149	—	—	—	—	—	—
Property Held for Future Use	174,110	—	—	—	—	—	—
Other	1,000	29,228,250	20,646,643	30,820,988	—	—	4,689,891

Total	2,120,802,200	29,228,250	20,646,643	30,820,988	—	—	4,689,891
Less: Accum Depreciation and Amortization	(714,490,938)	(11,284,370)	(13,430,471)	(7,994,038)	—	—	(2,685,395)

Property, Plant & Equipment - Net	1,406,311,262	17,943,880	7,216,172	22,826,950	—	—	2,004,496
Other Non-Current Assets:
Regulatory Assets	295,099,693	—	—	—	—	—	—
Other Non-Current	57,736,619	—	16,144,829	5,094,638	198,153	3,359,034	751

Total Other Non-Current Assets	352,836,312	—	16,144,829	5,094,638	198,153	3,359,034	751

Total Assets	$2,292,982,176	$49,997,206	$589,377,823	$35,343,389	$3,267,065	$11,535,537	$986,019,973

	DQE Capital Corporation	Cherrington Insurance Ltd.	Duquesne Light Energy, LLC	Eliminations/ Consolidations	Adjustments	Duquesne Light Holdings, Inc. Consolidated
Current Assets:
Cash and Temporary Cash Investments	$56,759,372	$703,000	$73,106	$(190,533,057)	$—	$62,672,127
Total Receivables, net	134,385,703	751,979	315,151	(393,884,609)	—	115,476,864
Materials and Supplies (at avg. cost)	—	—	—	—	—	14,559,122
Other Current Assets	—	4,270	12,728	5,474,741	3,359,033	28,033,446

Total Current Assets	191,145,075	1,459,249	400,985	(578,942,925)	3,359,033	220,741,559
Long-Term Investments	—	—	—	(951,327,324)	—	579,939,226
Property, Plant & Equipment:
Electric Plant in Service	—	—	—	—	—	2,042,608,266
Construction Work in Progress	—	—	—	—	—	67,923,675
Property Held Under Capital Leases	—	—	—	—	—	10,095,149
Property Held for Future Use	—	—	—	—	—	174,110
Other	—	—	—	4,147,149	—	89,533,921

Total	—	—	—	4,147,149	—	2,210,335,121
Less: Accum Depreciation and Amortization	—	—	—	(1,090,663)	—	(750,975,875)

Property, Plant & Equipment - Net	—	—	—	3,056,486	—	1,459,359,246
Other Non-Current Assets:
Regulatory Assets	—	—	—	—	—	295,099,693
Other Non-Current	—	—	—	(1,604,153)	(3,359,033)	77,570,838

Total Other Non-Current Assets	—	—	—	(1,604,153)	(3,359,033)	372,670,531

Total Assets	$191,145,075	$1,459,249	$400,985	$(1,528,817,916)	$—	$2,632,710,562

Duquesne Light Holdings, Inc. and Subsidiaries
Consolidating Balance Sheet	Exhibit 99.1 (continued)
As of December 31, 2004

	Duquesne Light Company	DQE Energy Solutions, LLC	DQE Financial Corporation	DQE Systems, Inc.	DQE Enterprises, Inc.	Aquasource, Inc.	Holdings
Current Liabilities:
Notes Payable and Current Maturities	$—	$228,639	$—	$—	$—	$—	$384,467,227
Accounts Payable	85,702,316	4,598,405	4,653,464	1,462,819	19,457	156,584	4,759,721
Accrued Liabilities	34,762,900	14,843,998	(15,842,860)	2,892,144	(17,366,147)	712,752	43,147,657
Dividends Declared	10,441,756	—	—	—	—	—	19,716,471
Other Current Liabilities	—	—	—	—	—	—	—
Discontinued Operations	—	—	—	—	—	—	—

Total Current Liabilities	130,906,972	19,671,042	(11,189,396)	4,354,963	(17,346,690)	869,336	452,091,076
Non-Current Liabilities:
Deferred Income Taxes	323,053,002	1,434,380	217,782,869	5,641,404	(3,079,098)	—	(108,110,582)
Other	205,306,021	—	31,432,748	2,195,678	20,889	—	848,521

Total Non-Current Liabilities	528,359,023	1,434,380	249,215,617	7,837,082	(3,058,209)	—	(107,262,061)
Capitalization:
Long-Term Debt	956,401,342	1,562,581	—	—	—	—	—
Preferred & Preference Stock	145,881,608	—	1,500,000	—	—	—	6,614,900
Common Shareholder’s Equity	531,433,231	27,329,203	349,851,602	23,151,344	23,671,964	10,666,201	634,576,058

Total Capitalization	1,633,716,181	28,891,784	351,351,602	23,151,344	23,671,964	10,666,201	641,190,958

Total Liabilities & Capitalization	$2,292,982,176	$49,997,206	$589,377,823	$35,343,389	$3,267,065	$11,535,537	$986,019,973

	DQE Capital Corporation	Cherrington Insurance Ltd.	Duquesne Light Energy, LLC	Eliminations/ Consolidations	Adjustments	Duquesne Light Holdings, Inc. Consolidated
Current Liabilities:
Notes Payable and Current Maturities	$190,533,057	$—	$—	$(575,000,284)	$—	$228,639
Accounts Payable	—	28,710	250,553	(8,258,940)	(1,686,396)	91,686,693
Accrued Liabilities	341,242	(95,881)	(121,252)	11,169,178	(1,732,653)	72,711,078
Dividends Declared	—	—	—	(7,000,000)	—	23,158,227
Other Current Liabilities	—	—	—	18,864,900	—	18,864,900
Discontinued Operations	—	—	—	—	3,419,049	3,419,049

Total Current Liabilities	190,874,299	(67,171)	129,301	(560,225,146)	—	210,068,586
Non-Current Liabilities:
Deferred Income Taxes	—	(195,594)	(671)	(28,287,922)	—	408,237,788
Other	—	625,996	—	58,650,216	—	299,080,069

Total Non-Current Liabilities	—	430,402	(671)	30,362,294	—	707,317,857
Capitalization:
Long-Term Debt	—	—	—	—	—	957,963,923
Preferred & Preference Stock	—	—	—	(7,114,900)	—	146,881,608
Common Shareholder’s Equity	270,776	1,096,018	272,355	(991,840,164)	—	610,478,588

Total Capitalization	270,776	1,096,018	272,355	(998,955,064)	—	1,715,324,119

Total Liabilities & Capitalization	$191,145,075	$1,459,249	$400,985	$(1,528,817,916)	$—	$2,632,710,562